                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 12, 1998, appearing on page F-2 of Lakehead Pipe Line Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 1997, as amended on Form 10-K/A for the year ended December 31, 1997. We also consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report on the balance sheet of Lakehead Pipe Line Company, Inc. dated January 12, 1998, which appears on page F-1 of the Lakehead Pipe Line Partners, L.P. Current Report on Form 8-K dated July 21, 1998, as amended on Form 8-K/A dated September 14, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
Minneapolis, Minnesota

November 23, 1998